SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive proxy statement

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☐	Soliciting material pursuant to §240.14a-12

SI FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. (the “Company”). The meeting will be held at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 9, 2012 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the proxy card provided to you.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

SI FINANCIAL GROUP, INC.

803 MAIN STREET

WILLIMANTIC, CONNECTICUT 06226

(860) 423-4581

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 9, 2012

PLACE	The Savings Institute Bank and Trust Company Training Center
579 North Windham Road
North Windham, Connecticut

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years.
(2) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for 2012.
(3) To approve the SI Financial Group, Inc. 2012 Equity Incentive Plan.
(4) An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement.
(5) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 14, 2012.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy or voting instruction card provided to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. A printed proxy card for the annual meeting and a self-addressed envelope will be mailed to all stockholders of record on or about April 9, 2012. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in this proxy statement.

/s/ Laurie L. Gervais

Laurie L. Gervais
Corporate Secretary
March 30, 2012

SI Financial Group, Inc.

Proxy Statement

Table of Contents

General Information	1

Information About Voting	1

Corporate Governance and Board Matters	4

Audit-Related Matters	9

Stock Ownership	12

Items to be Voted on by Stockholders:

Item 1 – Election of Directors	14

Item 2 – Ratification of the Independent Registered Public Accounting Firm	15

Item 3 – Approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan	16

Item 4 – Advisory Vote on the Approval of Compensation of the Named Executive Officers.	21

Compensation Committee Report	21

Compensation Discussion and Analysis	22

Executive Compensation	29

Other Information Relating to Directors and Executive Officers	39

Submission of Business Proposals and Stockholder Nominations	41

Stockholder Communications	41

Miscellaneous	41

SI FINANCIAL GROUP, INC.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to SI Financial Group, Inc. as “SI Financial,” the “Company,” “we,” “our” or “us.”

SI Financial is the holding company for Savings Institute Bank and Trust Company. In this proxy statement, we may also refer to Savings Institute Bank and Trust Company as “Savings Institute” or the “Bank.”

We are holding the 2012 annual meeting at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 9, 2012 at 9:00 a.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about March 30, 2012.

Important Notice Regarding the Availability of Proxy Materials

for the 2012 Annual Meeting of Stockholders to be held on May 9, 2012

This proxy statement and our 2011 Annual Report are available electronically at www.cfpproxy.com/6954. On this website, the Company also posts the 2011 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of SI Financial common stock that you owned as of the close of business on March 14, 2012. As of the close of business on that date 10,576,302 shares of SI Financial common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of SI Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly through: (1) the SI Financial Group, Inc. Stock Fund (the “Stock Fund”) in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”); and/or (2) the Savings Institute Bank and Trust Company Employee Stock Ownership Plan and Trust (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of these shares and have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

See “— Participants in the ESOP and 401(k) Plan” for a discussion of voting rights under those plans.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to both nominees or withhold votes as to either nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, on the proposal to approve the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) or on the advisory vote to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast is required to approve each of these proposals. Abstentions and broker non-votes will have no effect on the proposals.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement), on the proposal to approve the 2012 Plan (Item 3 of this Proxy Statement) or with respect to the advisory vote regarding the compensation of our named executive officers (Item 4 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, on the proposal to approve the 2012 Plan or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

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Voting by Proxy

The Board of Directors of SI Financial is requesting that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of SI Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote:

•	FOR each of the nominees for director;

•	FOR ratification of Wolf & Company, P.C. as the independent registered public accounting firm;

•	FOR approval of the 2012 Plan, and

•	FOR approval of the compensation of the named executive officers.

If you received a notice and wish to receive a paper copy of the proxy card, you can obtain a copy by:

•	Calling (800) 951-2405;

•	Visiting http://www.cfpproxy.com/6954; or

•	E-mailing fulfillment@ rtco.com and entering the Stockholder Control Number located on the notice when prompted or entering the Stockholder Control Number in the subject line.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your SI Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If you have any questions about voting, please contact our proxy solicitor, Phoenix Advisory Partners, toll free at 1-877-478-5038.

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Participants in the ESOP and 401(k) Plan

If you participate in the ESOP or if you invest in SI Financial common stock through the Stock Fund in the 401(k) Plan, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of SI Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of SI Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee received voting instructions from other plan participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, participants may direct the Stock Fund trustee how to vote the shares credited to their accounts. The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other plan participants. The deadline for returning your voting instruction cards is April 30, 2012.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of seven members, all of whom are independent under the listing standards of The NASDAQ Stock Market, except for Rheo A. Brouillard, who is President and Chief Executive Officer of SI Financial and Savings Institute. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mark D. Alliod, Roger Engle, Michael R. Garvey and Robert O. Gillard.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Henry P. Hinckley serves as Chairman of the Board of Directors. Mr. Hinckley is independent under the listing requirements of The NASDAQ Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

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Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors and its committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 14, 2012. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.mysifi.com).

Director	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark D. Alliod	X*	X	X
Rheo A. Brouillard
Roger Engle	X	X*	X
Donna M. Evan		X	X*
Michael R. Garvey	X
Robert O. Gillard	X
Henry P. Hinckley		X	X
Number of meetings in 2011	5	4	4

_____________

*Chairperson

Audit and Risk Committee. The Audit and Risk Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices. The Audit and Risk Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Mr. Alliod is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Mr. Alliod is independent under the listing standards of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the President and Chief Executive Officer and other executives and establishes personnel policies. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package. The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of the compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

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Consistent with applicable Securities and Exchange Commission disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee assessed the Company’s executive and broad-based compensation and benefits to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to SI Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

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•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. Further, when identifying nominees to serve as director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating and Corporate Governance Committee adheres to the following process when it identifies and evaluates individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee members and other members of the Board of Directors, as well as its knowledge of members of Savings Institute’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

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Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of SI Financial during 2011. The table excludes perquisites, which did not exceed $10,000 in the aggregate, for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark D. Alliod	$31,400	$–	$–	$1,259	$81	$32,740
Roger Engle	34,200	–	–	–	–	34,200
Donna M. Evan	31,800	–	–	–	–	31,800
Michael R. Garvey	31,400	–	–	–	41	31,441
Robert O. Gillard	32,200	–	–	2,961	–	35,161
Henry P. Hinckley	44,200	–	–	–	–	44,200

_________________

(1)	See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the number of unvested shares of restricted stock held in the 2005 Equity Incentive Plan trust for each director at December 31, 2011.

(2)	As of December 31, 2011, Messrs. Alliod, Engle, Gillard and Ms. Evan each held non-statutory stock options to purchase 17,962 shares of SI Financial’s common stock, Mr. Garvey held non-statutory stock options to purchase 8,981 shares of SI Financial’s common stock and Mr. Hinckley held non-statutory stock options to purchase 22,452 shares of SI Financial’s common stock.

(3)	Reflects the above market earnings on the deferred fee arrangements between Savings Institute and Messrs. Alliod and Gillard. Under the terms of the arrangements, Messrs. Alliod and Gillard defer a portion of their director fees.

(4)	Reflects dividends paid on unvested restricted stock awards.

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Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees to be paid to non-employee directors for their service on Savings Institute’s and SI Financial’s Board of Directors during 2012.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$2,000
Monthly Retainer (for service on Savings Institute’s Board of Directors)	1,000
Monthly Retainer for Savings Institute’s Chairman of the Board	2,000
Fee per Board or Committee Meeting	400

Board and Committee Meetings

During the year ended December 31, 2011, the Board of Directors of the Company and the Bank held 6 and 14 meetings, respectively. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2011.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. Each of the directors attended the 2011 annual meeting of stockholders.

Code of Ethics and Business Conduct

SI Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit-Related Matters

Audit and Risk Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit and Risk Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit and Risk Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit and Risk Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit and Risk Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit and Risk Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

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In addition, the Audit and Risk Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit and Risk Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit and Risk Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit and Risk Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit and Risk Committee acts only in an oversight capacity. In its oversight role, the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, express an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit and Risk Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Risk Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit and Risk Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit and Risk Committee of the Board of Directors

of SI Financial Group, Inc.

Mark D. Alliod – Chairperson

Roger Engle

Michael R. Garvey

Robert O. Gillard

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Audit Fees. The following table sets forth the fees billed to the Company for the years ended December 31, 2011 and 2010 by Wolf & Company, P.C.:

	2011	2010

Audit Fees (1)	$227,427	$277,439
Audit-Related Fees (2)	32,306	31,794
Tax Fees (3)	35,000	35,000
All Other Fees (4)	–	750

_________________

(1)	For 2010, includes fees incurred in connection with the second-step conversion and related stock offering.

(2)	Represents fees for audits of the 401(k) Plan and the ESOP.

(3)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.

(4)	Represents attendance at an educational forum.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm. The Audit and Risk Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit and Risk Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Risk Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2011, all services were approved, in advance, by the Audit and Risk Committee in compliance with these procedures.

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Stock Ownership

The following table provides information as of March 14, 2012 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,047,159(1)	9.9%

Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	812,143(2)	7.7%

 _________________

(1)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2012.

(2)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2012.

The following table provides information as of March 14, 2012 about the shares of SI Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 5.8% of our outstanding common stock as of March 14, 2012. Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Brouillard who owned 1.6% of our common stock.

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Name	Common Stock (1)		Options Exercisable Within 60 Days	Total
Directors
Mark D. Alliod	10,331	(2)	16,165	26,496
Rheo A. Brouillard	76,744	(3)	95,402	172,146
Roger Engle	16,478	(4)	17,962	34,440
Donna M. Evan	18,961		17,962	36,923
Michael R. Garvey	6,290		7,184	13,474
Robert O. Gillard	21,140	(5)	17,962	39,102
Henry P. Hinckley	15,892		22,452	38,344
Named Executive Officers Who Are Not Also Directors
Laurie L. Gervais	31,591	(6)	27,045	58,636
Brian J. Hull	52,623	(7)	39,220	91,843
Michael J. Moran	25,899		27,045	52,944
David T. Weston	12,315		10,777	23,092

All Directors and Executive Officers as a group (12 persons)	306,959		326,221	633,180

___________________

(1)	This column includes the following:

	Unvested Shares of Restricted Stock Held in Trust	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan
Mr. Alliod	539	–	–
Mr. Brouillard	–	5,877	32,428
Mr. Engle	–	–	–
Ms. Evan	–	–	–
Mr. Garvey	270	–	–
Mr. Gillard	–	–	–
Mr. Hinckley	–	–	–
Ms. Gervais	–	3,375	16,992
Mr. Hull	–	5,257	17,416
Mr. Moran	–	3,846	11,540
Mr. Weston	2,694	4,051	1,266

(2)	Includes 1,212 shares held by Mr. Alliod’s daughter, 250 shares held by the individual retirement account of Mr. Alliod’s daughter and 2,229 shares held by the individual retirement account of Mr. Alliod’s spouse.
(3)	Includes 898 shares held by Mr. Brouillard’s spouse and 2,659 shares held by the individual retirement account of Mr. Brouillard’s spouse.
(4)	Includes 22 shares and 43 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.
(5)	Includes 3,959 shares held by the individual retirement account of Mr. Gillard’s spouse.
(6)	Includes 449 shares held in custodian accounts for each of Ms. Gervais’ two children.

(7)	Includes 449 shares held in custodian accounts for each of Mr. Hull’s two children.

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Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Company’s Board of Directors consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Donna M. Evan and Henry P. Hinckley.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of both of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2011. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Savings Institute.

Board Nominees for Terms Ending in 2015

Donna M. Evan is a Sales Manager for WILI AM/FM, a commercial radio station located in Willimantic, Connecticut. Her responsibilities include working with local and regional businesses to market products and services, soliciting business from local and regional businesses and communicating with advertising agencies to coordinate advertising for national clients. Age 63. Director since 1996.

Ms. Evan brings significant business and management level experience from a setting outside of the financial services industry. In addition, through her business experience, Ms. Evan has gained significant marketing knowledge and valuable insight into current buying trends and the local economic environment, adding additional value to the Board.

Henry P. Hinckley is the Chairman of the Board of Directors of SI Financial and Savings Institute. Mr. Hinckley also is the President and owner of J.P. Mustard Agency, Inc., an insurance agency located in Willimantic, Connecticut. Age 71. Director since 1984.

Mr. Hinckley provides the Board with significant local marketing and sales insight and managerial and operational knowledge through his experience as president of an insurance agency. Mr. Hinckley has considerable experience in the insurance industry and the related risk assessment practice area necessary in banking operations.

Directors with Terms Ending in 2013

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute and SI Financial (and its predecessor) since 1995 and 2004, respectively. Age 57. Director since 1995.

Mr. Brouillard’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Savings Institute serves affords the Board valuable insight regarding the business and operations of Savings Institute. Mr. Brouillard’s knowledge of SI Financial’s and Savings Institute’s business and history, position him well to continue to serve as President and Chief Executive Officer.

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Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. Mr. Engle served as the First Selectman for the town of Brooklyn, Connecticut from November 2005 until November 2009. As First Selectman, Mr. Engle oversaw all functions of the town, including the budgeting process, issuance of bonds and maintenance of public infrastructure. He was also a director of Connecticut Water Service, Inc. (NASDAQ: CTWS), which delivers water to customers throughout 42 towns in Connecticut and Massachusetts, from 2000 to 2005. Age 73. Director since 1998.

Mr. Engle’s experience as President of The Crystal Water Company and First Selectman provides the Board valuable management level experience, including insight into the budget process. In addition, Mr. Engle’s continued involvement in community organizations and local political matters is a vital component of a well rounded board.

Directors with Terms Ending in 2014

Mark D. Alliod is the President and sole owner of Mark D. Alliod CPA PC, a public accounting firm in South Windsor, Connecticut. Age 48. Director since 2005.

Mr. Alliod provides expertise with regard to tax, financial and accounting matters. Also, as owner of an accounting firm, Mr. Alliod brings small business knowledge and management experience. He has the background to qualify as SI Financial’s audit committee financial expert.

Michael R. Garvey is a principal and owner of the public accounting firm of Garvey & Associates, LLC, which provides audit and tax services throughout Connecticut. As a principal of an accounting firm, Mr. Garvey is responsible for monitoring the firm’s risk management, strategic plan and overall firm operations. Mr. Garvey is also a principal and owner of Professional Payrolls, LLC, which provides payroll processing services to small, local businesses in New London, Connecticut. Age 47. Director since 2007.

Mr. Garvey is a certified public accountant and has the financial background and expertise in financial accounting, auditing and tax matters to qualify as an audit committee financial expert. In addition, Mr. Garvey possesses substantial small company management experience as the owner of Professional Payrolls, LLC.

Robert O. Gillard is the Chairman and owner of the O.L. Willard Company, Inc., a material supply company with locations in Storrs and Willimantic, Connecticut. Age 65. Director since 1999.

Mr. Gillard’s career as a small business executive provides SI Financial with organizational understanding and expertise. Further, through his business, Mr. Gillard has gained comprehensive knowledge of the homebuilding industry throughout Eastern Connecticut, which aids the Board in its oversight of the lending function. In addition, as an active member of the community, including being a member of the Design Review subcommittee of the Mansfield Planning Board and his previous service on the Greater Windham Community Foundation, Mr. Gillard is knowledgeable of the local consumer environment.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

The Audit and Risk Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for 2012, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

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If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit and Risk Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Item 3 – Approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan

Our Board of Directors believes that the ability to provide employees and outside directors with equity-based compensation is an important element of our overall compensation strategy and that equity-based compensation will allow us to continue to attract and retain qualified outside directors and employees. As of March 31, 2012, 7,004 shares remained available for stock option grants and the award of restricted stock under the 2005 Equity Incentive Plan. As of that date, there were outstanding stock options to purchase 545,887 shares of Company common stock, with a weighted average exercise price of $10.52 and a remaining term of five years and 7,184 shares of unvested restricted stock outstanding.

On March 21, 2012, our Board of Directors adopted, subject to approval by stockholders at the annual meeting, the 2012 Plan. Our Board of Directors believes that the implementation of the 2012 Plan is needed to meet the Company’s recruitment and retention goals. The 2012 Plan will become effective as of the date of approval by the Company’s stockholders. The 2012 Plan reserves 706,712 shares of Company common stock for issuance upon the grant or exercise of awards made pursuant to the 2012 Plan. Of these shares, the Company may grant up to 201,918 shares in the form of restricted stock, performance shares and other stock-based awards and may grant stock options for up to 504,794 shares.

A summary of the 2012 Plan follows. This summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2012 Plan

Purpose. We believe that the 2012 Plan will promote the Company’s success by linking the interests of the employees and directors of the Company and its affiliates to the interests of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards. The 2012 Plan authorizes awards in any of the following forms:

•	options to purchase shares of Company common stock, which may either be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code; and

•	restricted stock awards, performance shares and other stock-based awards, which are subject to restrictions on transferability and forfeiture.

The material terms of these awards are discussed below.

Options. The 2012 Plan authorizes the grant of both incentive and non-statutory stock options, both of which are exercisable for shares of Company common stock. Incentive stock options can only be granted to our employees. The Board of Directors or the Compensation Committee will determine the exercise price at which a participant may exercise an option. Unless an individual award agreement provides otherwise, a participant may pay the option exercise price in the form of cash or check. In addition, where the Board of Directors or the Compensation Committee and applicable laws, rules and regulations permit, a participant may also make payment: (1) by delivery of shares of Company common stock; (2) by shares of common stock withheld upon exercise; (3) by cashless exercise; or (4) a combination of these methods. At the time of grant, the Board of Directors or the Compensation Committee will determine the term and conditions of an option and the period or periods during which a participant may exercise each option (which may not exceed ten years for incentive and non-statutory stock options, or five years for incentive stock options with respect to an employee who owns more than 10% of the total combined voting power of all classes of our stock).

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Restricted Stock Awards. Restricted stock awards are awards of Company common stock subject to certain conditions, which conditions must be met for the restricted stock award to vest and be earned. The Board of Directors or the Compensation Committee has the authority to determine the nature, length and starting date of the period during which a participant may earn a restricted stock award and will determine the conditions that must be satisfied for a restricted stock award to vest.

Performance Shares. An award of a performance share is a grant of a right to receive shares of Company common stock, which is contingent upon the achievement of performance or other objectives during a specified period. The Board of Directors or the Compensation Committee has the authority to determine the nature, length and starting date of the period during which a participant may earn a performance share and will determine the conditions that must be satisfied for a performance share to vest. These conditions may include specific performance objectives, continued service or employment for a specific period of time or a combination of conditions. The 2012 Plan sets forth some of the business criteria that can be used as a condition of earning a performance share.

Other Stock-Based Awards. The Board of Directors or the Compensation Committee is authorized, subject to limitations under applicable law, to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Company’s common stock or factors that may influence the value of stock awards with value and payment contingent upon performance of the Company or other factors designated by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee shall determine the terms and conditions of such awards.

Shares Available for Awards. Subject to adjustment as provided in the 2012 Plan, the 2012 Plan reserves a total of 706,712 shares of common stock for issuance pursuant to awards granted under the 2012 Plan, of which up to 201,918 shares may be granted in the form of restricted stock awards, performance shares and other stock-based awards and up to 504,794 shares may be granted in the form of stock options.

Eligibility. Our officers, employees and non-employee directors are eligible to receive awards under the plan.

Limitations on Awards. We may grant no more than 126,198 stock options under the 2012 Plan to any one person during any one calendar year.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year in excess of $1.0 million, unless the compensation meets certain exceptions, such as performance-based compensation. Stock options granted at fair market value may qualify as “performance-based compensation” if the plan under which the options are granted is approved by the stockholders and the plan states the maximum number of options that may be granted any individual over a specified period of time. For grants of restricted stock to meet the requirements of Section 162(m) of the Internal Revenue Code, stockholders must approve the material provisions of the plan regarding performance goals under which the awards will vest. The 2012 Plan contains these features and will enable awards under the 2012 Plan to qualify for full tax deductibility to the Company under Section 162(m) of the Internal Revenue Code, if we so desire.

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Administration. The Compensation Committee will administer the 2012 Plan. The Compensation Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations it deems advisable to administer the 2012 Plan; and make all other decisions and determinations necessary under the 2012 Plan. However, at times, the Board of Directors may administer the 2012 Plan.

Limitations on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, by a qualified domestic relations order. The Compensation Committee may permit other transfers, however, where it concludes that a transfer will not accelerate taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. In no event will it be permissible to transfer outstanding unexercised awards in exchange for value. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Vesting of Awards. Under the 2012 Plan, awards may be earned over a specified time period and/or by reference to the attainment of specified performance conditions. The 2012 Plan identifies a variety of industry-specific performance metrics from among which the Compensation Committee may choose the vesting conditions applicable to a specific award or portion of an award. Although no specific decision has been made, it is anticipated that all restricted stock awards and stock options will be granted subject to a vesting schedule of 20% per year over a five-year period commencing one year from the date of grant. In addition, it is anticipated that the Compensation Committee will include performance-based conditions in a significant portion of the awards.

Acceleration Upon Certain Events. Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change in control, as defined in the 2012 Plan.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2012 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2012 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2012 Plan will be adjusted proportionately and the Compensation Committee will adjust the 2012 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2012 Plan. Stockholders must approve amendments to the 2012 Plan that will materially increase the number of shares of stock issuable under the 2012 Plan, expand the types of awards provided under the 2012 Plan, materially expand the class of participants eligible to participate in the 2012 Plan, materially extend the term of the 2012 Plan, reduce the exercise price of stock options or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2012 Plan may adversely affect any award previously granted under the 2012 Plan without the written consent of the affected participant.

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Prohibition on Repricing

As discussed above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award under the 2012 Plan would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Income Tax Effects

Non-Statutory Stock Options. An option holder does not recognize any income upon the grant of a non-statutory stock option under the 2012 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options. An option holder typically does not recognize any income upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date we grant the option and for one year after receiving the shares upon exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the expiration of the required holding periods, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to that same amount. While the exercise of an incentive stock option may not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price may be an item of adjustment for determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any future income recognized in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to Internal Revenue Code Section 83(b) election.

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Performance Shares and Other Stock-Based Awards. When the restrictions lapse on the awards, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any future income recognized in the stock will be taxable to the participant at capital gains rates.

New Plan Benefits. No grants have been made with respect to the shares reserved for issuance under the 2012 Plan. The number of shares that may be granted to any director or named executive officer is not determinable at this time because such grants are subject to the discretion of the Compensation Committee. However, it is anticipated that the Compensation Committee will utilize the plan share reserve to make grants on a periodic basis at levels consistent with the attainment of specific performance objectives, peer group practices and in the context of an executive’s total compensation package. It is not anticipated that the Compensation Committee will authorize significant one-time grants to any officer or director.

Stockholder Vote Requirement

To be approved, the 2012 Plan must receive the affirmative vote of a majority of the votes cast at the annual meeting.

Equity Compensation Plan Information

The following table sets forth information about the Company common stock that may be issued upon the exercise of stock options, warrants and rights under all of the Company’s equity compensation plans as of March 30, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	545,887	$10.52	7,004

Equity compensation plans not approved by security holders	—	—	—

Total	545,887	$10.52	7,004

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Item 4 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders.  At our 2011 annual meeting, our stockholders overwhelmingly approved the proposal, with 95.7% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the 2011 voting results, our Board of Directors elected to hold a stockholder “say-on-pay” vote annually. Accordingly, this year we are again providing stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation. We urge stockholders to read the Compensation Discussion and Analysis beginning on page 22 of this proxy statement and related compensation tables and narrative beginning on page 29, which provide detailed information on our compensation policies and practices for our named executive officers.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

of SI Financial Group, Inc.

Roger Engle - Chairperson

Mark D. Alliod

Donna M. Evan

Henry P. Hinckley

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Compensation Discussion and Analysis

Overview

The following discussion describes our decision making process and philosophy for compensating our named executive officers in 2011. This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the compensation decisions made in 2011. This discussion should be read together with the compensation tables for our named executive officers that can be found in the “Executive Compensation” section of this proxy statement.

Our 2011 named executive officers were Rheo Brouillard - President/Chief Executive Officer, Brian Hull – Chief Operating Officer/Chief Financial Officer, David Weston – Senior Trust Officer, Michael Moran – Senior Credit Officer and Laurie Gervais – Director of Human Resources.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a market competitive compensation package that promotes the achievement of our strategic objectives and maximizes stockholder value without encouraging excessive risk taking.

Key Business Results

The past year still was marked by continuing economic challenges as reflected in the increase in non-performing assets at December 31, 2011 compared to December 31, 2010. However, despite these challenges, we achieved several of our goals, including:

•	Successfully completing a second-step conversion in January 2011, which raised $50.3 million in additional capital;

•	Continued loan growth as originations of commercial mortgages and commercial business loans increased throughout the year; and

•	Improved deposit growth, especially core deposits, which increased $58.1 million, due to marketing initiatives and competitively-priced products.

Compensation Summary

In light of the Company’s financial performance in 2011, the Compensation Committee took the following actions with respect to the compensation and benefits programs for our named executive officers:

•	No Increase in Base Pay. The Compensation Committee conducted a formal performance appraisal of Mr. Brouillard’s 2011 job performance and noted that Mr. Brouillard continues to exhibit strong business and leadership skills and is moving the Company in a direction that will enhance long-term stockholder value. The Compensation Committee also reviewed the performance appraisals prepared by Mr. Brouillard for the other named executive officers and noted each executive’s contribution to the organization’s improved deposit and loan growth. However, in light of continued economic challenges, the Compensation Committee elected to maintain the base salaries for the named executive officers at the 2011 base pay levels. See “Executive Compensation—Summary Compensation Table” for the current base salaries for our named executive officers.

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•	Extended Term of Contracts. The Compensation Committee reviewed each named executive’s performance appraisal, his or her position in the Company and his or her employment or change in control agreement and renewed the employment agreements with our chief executive officer and chief operating and financial officer and the change in control agreements with our other named executive officers, for an additional year so that the term of the employment agreements will expire on September 30, 2014 and the term of the change in control agreements will expire on September 30, 2013, unless otherwise extended. See “Employment/Change in Control Agreements” for information on the agreements with our named executive officers.

•	Continued Use of Equity Awards. In furtherance of our long-term equity incentive program, our named executive officers each received a stock option grant in 2011. We believe that equity incentives focus our management team on creating stockholder value over the long term. See “Executive Compensation – Grants of Plan Based Awards Table” for the grants made in 2011 and the benefits table under “Executive Compensation – Outstanding Equity Awards at Fiscal Year End” for detail on the outstanding equity awards held by our named executive officers as of December 31, 2011.

•	Payouts Under Short-Term Cash-Based Incentive Plan. Our named executive officers each received a cash bonus under our 2011 Pay-for-Performance Program. See “Executive Compensation—Summary Compensation Table” for the 2011 cash bonuses paid.

•	Assessed Compensation Programs for Risk. We reviewed our compensation and benefit plans and arrangements to ensure they incorporate features that mitigate the potential for risk taking.

Compensation Philosophy

We have designed a compensation and benefits program for our named executive officers that is focused on motivating and retaining talented executives that can help us build our franchise and enhance long-term stockholder value. More specifically, our program is designed to accomplish the following objectives:

•	Align the interests of our named executive officers with the interests of stockholders in the creation of long-term stockholder value;

•	Tie annual cash incentives to the achievement of measurable corporate and individual performance;

•	Reward executives for enhancing long-term stockholder value;

•	Balance rewards for the achievement of both short-term and long-term SI Financial objectives and ensure sound risk management; and

•	Encourage ownership of SI Financial common stock.

Management and the Compensation Committee of the Board of Directors work together to ensure that executives are held accountable and rewarded for delivering superior performance and enhanced stockholder returns.

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Elements of Our Compensation and Benefits Program

To achieve our objectives we have structured a compensation and benefits program that provides our named executive officers with the following:

•	Competitive Base Pay;

•	Short-term Cash-based Incentives;

•	Long-term Equity Incentives;

•	Retirement Benefits; and

•	Employment/Change in Control Agreements.

The elements of a named executive officer’s total compensation package will vary depending upon the executive’s job position and responsibilities with SI Financial and Savings Institute.

Role of Compensation Committee

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure we are competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy. The Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Role of Management

The chief executive officer develops recommendations regarding the appropriate mix and level of compensation for the other named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the recommendations. The chief executive officer also provides input on his own compensation. However, he does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Role of Compensation Consultant

From time to time, the Compensation Committee retains the services of independent compensation consultants, with expertise in the community bank sector, to review and make recommendations concerning our compensation and benefit programs. The Compensation Committee did not engage an independent consultant in 2011.

Peer Group

The Compensation Committee, with the assistance of the Savings Institute’s Human Resources Department, utilized the following peer group in 2011:

New England Bank, Enfield, Connecticut

Chicopee Savings Bank, Chicopee, Massachusetts

Westfield Bank, Westfield, Massachusetts

United Bank, West Springfield, Massachusetts

Rockville Bank, Rockville, Connecticut

Farmington Savings Bank, Farmington, Connecticut

These financial institutions were selected based on asset size ($600 million to $1.6 billion), geographic proximity to SI Financial and operating characteristics. The 2011 peer group was the same as the Company’s 2010 peer group with the exception of the exclusion of Legacy Bank, which was acquired in July 2011.

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Base Salary

Our goal is to provide our executive officers with base salaries that are competitive, that reflect their tenure and individual experience and that are consistent with their individual performance. The Compensation Committee has established base salary ranges for each named executive officer using the median base salaries paid to similarly situated executives in our peer group as a target.

Short-Term Cash-Based Incentive Compensation

Our named executive officers are eligible to receive annual cash incentive compensation awards through our Pay-for-Performance Program (“PFP”). The plan provides for quarterly and annual payouts for some participants; however, our named executive officers are only eligible for annual cash incentives. The Compensation Committee, in conjunction with the Asset Liability Committee, establishes the performance goals for each of our named executive officers on an annual basis, focusing on performance measures that are critical to our growth. The 2011 PFP targeted four performance measures: (1) return on average assets, (2) noninterest expense, (3) earnings per share and (4) net new checking accounts. The Committee assigns a weighting to each goal. In 2011, the highest weighting was assigned to earnings per share (35%), while noninterest expense and return on average assets each were assigned a 25% weighting and net new checking accounts was assigned a 15% weighting. In addition, each goal is assigned a target level with maximum and threshold performance levels set approximately 10% above and below the target, respectively. The threshold, target and maximum levels are then linked to an incentive opportunity that is calculated based on the midpoint of each executive’s pay grade and position. The 2011 incentive pay opportunities for our president and chief executive officer ranged from 25% of base salary at the threshold level, 37.5% at the target and 50% at the maximum level and for our other named executive officers the opportunities ranged from 20% of base salary at the threshold level, 30% at the target level and 40% at the maximum level. To be eligible to receive a 2011 PFP payout, plan participants must be employed by Savings Institute as of the payment date of the award. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before awards are distributed under the 2011 PFP, our president and chief executive officer certifies that all of the other named executive officers have met the goals set forth on their performance profile sheets. The Compensation Committee certifies to the president and chief executive officer’s achievement of his stated goals. The actual 2011 PFP payouts varied based on the achievement of the stated SI Financial performance goals. See “Executive Compensation—Summary Compensation Table” for details on PFP awards earned in 2011. See also “Executive Compensation—Grant of Plan-Based Awards” for additional information on the threshold, target and maximum levels for the 2011 PFP.

2011 PFP Payouts

The following charts set forth the 2011 PFP payouts made to each of our named executive officers, as well as the Compensation Committee’s assessment of the executive in relation to Savings Institute’s achievement of the noted performance measures. The charts list each performance measure and the weight given to each measure. The charts also illustrates the threshold, target and maximum levels for measuring the performance and the weight given to the achievement at each level and provides information on Savings Institute’s actual performance under the noted measures and the corresponding payout.

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Rheo A. Brouillard

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		Threshold	Target	Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.7	bp	41.5	bp	$22,511	$33,766	$45,022	29.92	bp	$–
Noninterest Expenses	25.0	$36,115		$32,832		$29,549		22,511	33,766	45,022	$31,694		33,766
Earnings Per Share	35.0	$0.25		$0.30		$0.36		31,515	42,273	63,031	$0.24		–
Net New Checking Accounts	15.0	600		700		825		13,507	20,259	27,013	679		13,507
Total	100.0%												$47,273

Brian J. Hull

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		Threshold	Target	Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.7	bp	41.5	bp	$10,509	$15,764	$21,018	29.92	bp	$–
Noninterest Expenses	25.0	$36,115		$32,832		$29,549		10,509	15,764	21,018	$31,694		15,764
Earnings Per Share	35.0	$0.25		$0.30		$0.36		14,713	22,069	29,426	$0.24		–
Net New Checking Accounts	15.0	600		700		825		6,306	9,458	12,611	679		6,306
Total	100.0%												$22,070

David T. Weston, Michael J. Moran and Laurie L. Gervais

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		Threshold	Target	Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.7	bp	41.5	bp	$7,480	$11,220	$14,960	29.92	bp	$–
Noninterest Expenses	25.0	$36,115		$32,832		$29,549		7,480	11,220	14,960	$31,694		11,220
Earnings Per Share	35.0	$0.25		$0.30		$0.36		10,472	15,708	20,945	$0.24		–
Net New Checking Accounts	15.0	600		700		825		4,489	6,732	8,976	679		4,489
Total	100.0%												$15,709

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Long-Term Equity Incentives

Equity-based compensation continues to be a significant element of the total compensation package for our named executive officers. The Committee believes that equity awards help align the interests of our named executive officers to the interests of our stockholders. We are working with our advisors to establish a program for continuing the use of equity compensation in our overall compensation program and we are presenting a new equity incentive plan to stockholders at the 2012 stockholder meeting. See Appendix A to this proxy statement for a copy of the proposed plan. The Compensation Committee has not made any decisions on specific equity awards under the proposed plan.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis based on the shares available under the Company’s 2005 Equity Incentive Plan and the regulatory limits imposed on equity awards. The Compensation Committee’s process with respect to the determination of grant dates or the stock option exercise prices is made after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to the executive’s benefit. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. SI Financial never times the release of material nonpublic information to affect the value of executive compensation. In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. In accordance with the Company’s 2005 Equity Incentive Plan, options are granted at an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the date of grant.

Retirement Benefits

All of our named executive officers participate in Savings Institute’s qualified retirement plans available to all employees, including Savings Institute’s ESOP and 401(k) Plan. In addition to the tax-qualified plans, Savings Institute maintains non-qualified supplemental retirement arrangements with certain of its named executive officers. The agreements provide retirement benefits based on a fixed percentage of each executive’s three highest years of compensation for the calendar years preceding his or her termination of employment. Savings Institute also maintains a nonqualified supplemental plan for its chief executive officer to make up for the potential shortfall in his retirement benefits attributable to the limitations that reduce benefits for highly compensated executives under tax-qualified retirement plans. The Committee reviews these programs on an annual basis to ensure that they are consistent with prevailing market practices, our overall executive compensation philosophy and are cost effective to Savings Institute. See “Executive Compensation—Non-Qualified Plans” for details on these programs.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

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Employment/Change in Control Agreements

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its stockholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment. In addition, the use of such arrangements by our competitors necessarily influences our use of such arrangements to maintain our ability to attract and retain key personnel. We currently maintain employment agreements with our chief executive officer and our chief operating and financial officer and change in control agreements with our other named executive officers. See “Executive Compensation—Employment and Change in Control Agreements” for the details of these arrangements. The employment agreements provide for a three-year term and the change in control agreements provide for a two-year term. The agreements may be renewed annually for an additional year so that the term remains fixed at three years for the employment agreements and two years for the change in control agreements. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects the Committee’s evaluation of the executive’s role in SI Financial and Savings Institute and his or her overall job performance.

Perquisites

We provide our named executive officers with reasonable perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically and adjusted as necessary.

Tax and Accounting Considerations

We consider the tax consequences of our compensation and benefit arrangements (to the individual and to the Company) in making design decisions on the plans. Specifically, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which provides that the Company may not deduct compensation of more than $1.0 million if paid to certain individuals unless such compensation is “performance-based.” The Company does not consider base salary and the grant of options and stock under the Equity Incentive Plan to be performance-based compensation and, therefore, such compensation would not be deductible to the Company to the extent it exceeds $1.0 million. However, in 2011, no such compensation exceeded $1.0 million for any named executive officer.

Stock Ownership Guidelines

We have not adopted formal stock ownership requirements for our named executive officers. As a practical matter, our officers and directors are expected to hold a meaningful interest in our stock.

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Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to the principal executive officer, principal financial officer and the three other most highly compensated executive officers of SI Financial who served in such capacities at December 31, 2011. These five officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Rheo A. Brouillard	2011	$333,269	$41,060	$–	$47,273	$375,970	$23,739	$821,311
President and Chief Executive	2010	320,192	22,880	–	90,486	141,350	26,051	600,959
Officer	2009	312,339	–	–	42,971	128,241	21,755	505,306

Brian J. Hull	2011	220,029	30,795	–	22,070	119,855	16,901	409,650
Executive Vice President, Chief	2010	207,404	11,440	–	42,243	197,659	18,122	476,868
Operating Officer, Chief	2009	203,084	–	–	20,061	54,465	13,569	291,179
Financial Officer and Treasurer

David T. Weston	2011	160,135	18,505	–	15,709	–	11,595	205,944
Senior Vice President, Senior Trust	2010	154,962	11,440	–	30,068	–	11,117	207,587
Officer	2009	155,769	–	20,500	14,279	–	8,141	198,689

Michael J. Moran	2011	150,647	20,530	–	15,709	46,762	18,015	251,663
Senior Vice President, Senior	2010	145,789	11,440	–	30,068	43,064	18,180	248,541
Credit Officer	2009	145,769	–	–	14,279	155,393	16,077	331,518

Laurie L. Gervais	2011	148,789	20,530	–	15,709	154,581	11,894	351,503
Senior Vice President, Director	2010	140,750	11,440	–	30,068	86,598	11,036	279,892
Human Resources	2009	133,203	–	–	14,279	96,129	8,694	252,305

___________________

(1)	Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment (“ASC 718”). The amounts were based upon a fair value using the Black-Scholes option pricing model of $3.701 for Mr. Weston and $4.106 for all of the other named executive officers. The following assumptions were used to compute the fair value of the stock option awards for Mr. Weston: dividend yield – 1.70%; expected volatility – 38.47%; risk-free interest rate – 1.88%; and expected term – 10 years. For the other named executive officers: dividend yield – 1.70%; expected volatility of 39.41%; risk-free interest rate of 3.62%; and expected term – 10 years was used to calculate the fair value of the stock option awards. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(2)	Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer:

	Mr. Brouillard	Mr. Hull	Mr. Weston	Mr. Moran	Ms. Gervais
Employer matching contributions to 401(k) Plan	$7,350	$6,622	$5,706	$5,421	$5,366
Fair market value of allocations under the ESOP	5,261	5,952	5,089	4,426	4,863
Economic benefit of employer-paid premiums for split-dollar life insurance agreements	11,128	4,327	450	8,168	1,665
Dividends paid on unvested restricted stock awards	–	–	350	–	–

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Employment and Change in Control Agreements

SI Financial and Savings Institute maintain employment agreements with Messrs. Brouillard and Hull. The employment agreements provide for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. In connection with each executive’s annual review, the Board of Directors may renew the agreements for an additional year so that the remaining term will be three years. The Board of Directors has renewed the employment agreements through September 30, 2014.

The employment agreements with Messrs. Brouillard and Hull also contain a restrictive covenant that would subject the executives to a one year non-competition agreement if they terminate their employment for good reason (as defined in the agreement) or they are terminated without cause (as defined in the agreement).

Savings Institute maintains change in control agreements with Messrs. Weston and Moran and Ms. Gervais. The agreements provide each executive with cash severance and the continuation of certain benefits if their employment is terminated in connection with a change in control. In connection with each executive’s annual review, the Board of Directors may renew the agreements for an additional year so that the remaining term will be two years. The Board of Directors has renewed the change in control agreements through September 30, 2013.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Brouillard, Hull, Weston and Moran and Ms. Gervais may receive under their agreements upon termination of employment.

Grants of Plan-Based Awards

The following table provides information concerning awards granted to the named executive officers during the year ended December 31, 2011.

		Estimate Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold	Target	Maximum	Options (2)	Awards	Awards (3)
Rheo A. Brouillard	02/16/2011	$90,043	$130,064	$180,088	10,000	$9.40	$41,060
Brian J. Hull	02/16/2011	42,036	63,055	84,073	7,500	9.40	30,795
David T. Weston	09/21/2011	29,920	44,880	59,841	5,000	9.50	18,505
Michael J. Moran	02/16/2011	29,920	44,880	59,841	5,000	9.40	20,530
Laurie J. Gervais	02/16/2011	29,920	44,880	59,841	5,000	9.40	20,530

 _______________

(1)	These columns illustrate the possible payouts for each named executive officer under the 2011 Pay-for-Performance Program.
(2)	Vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)	Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment. The amounts were based upon a fair value of each option using the Black-Scholes option pricing model of $3.701 for Mr. Weston and $4.106 for each of the other named executive officers.

Pay-for-Performance Program

Our 2011 Pay-for-Performance Program was designed to reward employees for their contribution towards our success. Our named executive officers received payouts under this program based on the Company’s achievement of specific financial performance measures. See “Compensation Discussion and Analysis” for a detailed discussed of the 2011 Pay-for-Performance Program. See “Summary Compensation Table” for the actual 2011 payouts.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning options and stock awards that have not vested as of December 31, 2011 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)(1)	Number of securities underlying unexercised options unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Rheo A. Brouillard	–	10,000	$9.40	2/16/2021	–	$–
	89,810	–	11.25	5/17/2015	–	–
	1,796	7,185	5.68	2/24/2020	–	–
Brian J. Hull	–	7,500	9.40	2/16/2021	–	–
	35,924	–	11.25	5/17/2015	–	–
	898	3,592	5.68	2/24/2020	–	–
David T. Weston	–	5,000	9.50	9/21/2021	–	–
	8,981	–	11.25	5/17/2015	2,694	26,536
	898	3,592	5.68	2/24/2020	–	–
Michael J. Moran	–	5,000	9.40	2/16/2021	–	–
	24,249	–	11.25	5/17/2015	–	–
	898	3,592	5.68	2/24/2020	–	–
Laurie L. Gervais	–	5,000	9.40	2/16/2021	–	–
	24,249	–	11.25	5/17/2015	–	–
	898	3,592	5.68	2/24/2020	–	–

_______________________

(1)	All stock options granted vest in five equal annual installments commencing on the first anniversary of the date of grant.
(2)	Stock awards granted to Mr. Weston vest in five equal installments commencing on March 19, 2010.
(3)	Based on $9.85 per share, the closing price of SI Financial’s common stock on December 30, 2011.

Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the year ended December 31, 2011. No stock options were exercised during the year ended December 31, 2011.

Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting

Rheo A. Brouillard	–	$–
Brian J. Hull	–	–
David T. Weston	898	8,648	(1)
Michael J. Moran	–	–
Laurie J. Gervais	–	–

_____________

(1)	Based upon SI Financial’s closing stock price of $9.63 on March 21, 2011.

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Pension Benefits

The following table presents an estimation of the present value of the pension benefits payable to each named executive officer at December 31, 2011. Mr. Weston has not entered into a supplemental executive retirement arrangement or any other defined benefit pension arrangement with SI Financial or Savings Institute.

Name	Plan Name	Present Value of Accumulated Benefit ($)(1)
Rheo A. Brouillard	Savings Institute Executive Supplemental Retirement Plan	$2,362,242
Brian J. Hull	Savings Institute Executive Supplemental Retirement Plan	1,279,715
Michael J. Moran	Savings Institute Executive Supplemental Retirement Plan	864,736
Laurie L. Gervais	Savings Institute Executive Supplemental Retirement Plan	1,033,448

_________________

(1)	The present value has been calculated assuming the named executive officer will remain in service until Normal Retirement Age (as defined in the plan) without a reduction in benefits. The accumulated benefit is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 710 – Compensation and Topic 715 – Compensation – Retirement Benefits, using a 6.00% discount rate.

Executive Supplemental Retirement Plan. Savings Institute maintains a executive supplemental retirement plan arrangement for Messrs. Brouillard, Hull and Moran and Ms. Gervais. Each executive is entitled to a retirement benefit based on a fixed percentage of his or her final three-year average compensation. Benefits are payable upon the earlier of an executive’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the executive’s years of service and age total 80 for Messrs. Brouillard and Moran and Ms. Gervais or 78 for Mr. Hull. If a an executive terminates employment before satisfaction of these requirements, he or she may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of his or her age and years of service is less than 80 for Messrs. Brouillard and Moran and Ms. Gervais or 78 for Mr. Hull. Executives may elect to receive their plan benefits in a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment. See “Potential Post-Termination Benefits” for a description of the benefits provided under the supplemental executive retirement plan arrangements.

Split-Dollar Life Insurance Agreements. Savings Institute maintains individual split-dollar life insurance agreements with Messrs. Brouillard and Hull to encourage the officers to continue to render high quality service to Savings Institute in exchange for financial protection for their beneficiaries if they die. The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies. Savings Institute pays all of the life insurance premiums. See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

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Nonqualified Deferred Compensation Plan

The following table provides information with respect to the Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan (“SERP”). Only Mr. Brouillard participates in the SERP.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings ($)	Aggregate Balance at Last Fiscal Year End ($)
Rheo A. Brouillard	Supplemental Executive Retirement Plan	$11,000	600	$55,500

Supplemental Executive Retirement Plan. Savings Institute maintains a supplemental executive retirement plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. Savings Institute’s Board of Directors has designated Mr. Brouillard to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brouillard at the same time benefits are paid under the ESOP and 401(k) Plan. See “Potential Post-Termination Benefits” for a description of the benefits provided under the plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. In the event a named executive officer is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. All unvested stock options and restricted stock awarded to the named executive officers under the 2005 Equity Incentive Plan would be forfeited upon termination for cause.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. Under the terms of the employment agreements with Messrs. Brouillard and Hull, in the event SI Financial or Savings Institute elects to terminate Messrs. Brouillard or Hull for reasons other than for cause, or if Messrs. Brouillard or Hull resign for good reason (as defined below), the executives (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreement, along with all contributions that would have been made on behalf of the executive during the remaining term of the agreement pursuant to any of SI Financial or Savings Institute sponsored-employee benefit plan. In addition, Savings Institute or SI Financial would continue and/or pay for each executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

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If Messrs. Weston or Moran or Ms. Gervais are terminated without cause or for good reason, each would retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for good reason or without cause.

All unvested stock options and restricted stock awarded under the 2005 Equity Incentive Plan to named executive officers would be forfeited upon termination without cause or for good reason.

Payments Made Upon Disability. Under the employment agreements with Messrs. Brouillard and Hull, if they become disabled and their employment is terminated, they will be entitled to disability pay equal to 100% of their bi-weekly base salary in effect at the date of termination. They would continue to receive disability payments until the earlier of: (1) the date they return to full employment with us; (2) their death; or (3) age 65. All disability payments would be reduced by the amount of any benefits payable under our disability plans. In addition, Messrs. Brouillard and Hull would continue to be covered to the greatest extent possible under all benefit plans in which they participated before their disability as if they were actively employed by us.

If Mr. Weston, Mr. Moran or Ms. Gervais becomes disabled and his or her employment is terminated, each will be entitled to benefits payable under the Savings Institute disability plan (if any).

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he becomes disabled and his employment is terminated.

Under the terms of the supplemental executive retirement plan arrangements, if an executive becomes disabled, Savings Institute will transfer funds to a contingent liability trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Upon termination due to disability, outstanding stock options granted pursuant to the 2005 Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest upon termination of employment due to disability.

Payments Made Upon Death. Under their employment agreements, Messrs. Brouillard’s and Hull’s estates are entitled to receive the compensation due to them through the end of the month in which their death occurs.

Messrs. Weston’s or Moran’s or Ms. Gervais’ estate is entitled to receive compensation due to him or her through the date of his or her death.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to his beneficiary if he dies.

Under the terms of the supplemental executive retirement plan arrangements, should an executive die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment.

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Pursuant to the split-dollar life insurance agreements with Messrs. Brouillard and Hull, if an executive dies following his termination of employment, the death benefit provided under his split-dollar life insurance agreement is determined in accordance with the methodology set forth in his agreement. The death benefit will not exceed the excess of the net-at-risk amount under the policies for the inactive officer provided, however, that the death benefit provided to a beneficiary of an inactive officer will be reduced to three times the officer’s compensation (as defined in the agreement), if, as of the officer’s death, the officer had an irrevocable election to receive a lump sum distribution of his benefits (if any) payable under the executive supplemental retirement plan agreement.

Upon termination of employment due to death, outstanding stock options granted pursuant to the 2005 Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted under the plan also vest upon death.

Payments Made Upon a Change in Control. Messrs. Brouillard’s and Hull’s employment agreements provide that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, the executives receive a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”). For this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued during the period. In addition, Messrs. Brouillard and Hull will also receive the contributions they would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the “base amount” constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The executives’ employment agreements provide that if the total value of the benefits provided and payments made to them in connection with a change in control, either under their employment agreements alone or together with other payments and benefits that they have the right to receive from SI Financial and Savings Institute, exceed three times their base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed their 280G Limit.

The change in control agreements provide that if, following a change in control, the officer’s employment is terminated without cause or he or she voluntarily terminates employment for good reason, he or she will be entitled to a severance payment equal to two times the average of his or her annual compensation over the five calendar years preceding the change in control, plus coverage under Savings Institute’s health and welfare plans for twenty-four months. The terms “change in control” and “good reason” are defined in the change in control agreement. The change in control agreements provide that the total value of the benefits provided and payments made may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under the terms of the executive supplemental retirement plan agreements, if a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 30 days of the participant’s termination of employment. Payments made under the agreements upon a change in control may be categorized as parachute payments and, therefore, count towards each executive’s 280G Limit.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds will be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

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In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan. The supplemental benefit is equal to the benefit the participants would have received under the ESOP had the participants remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided. All benefits received under this plan count towards the participant’s 280G Limit.

In the event of a change in control of SI Financial or Savings Institute, outstanding stock options granted pursuant to the 2005 Equity Incentive Plan vest and, if the option holder is terminated other than for cause within twelve months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest upon a change in control. The value of the accelerated options and restricted stock grants count towards an executive’s 280G Limit.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination without cause or for good reason, a change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus, include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in Savings Institute’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and restricted stock awards are based on the fair market value of SI Financial’s common stock on December 30, 2011, which was $9.85. The actual amounts to be paid out can only be determined at the time of such executive’s separation from SI Financial.

The following table provides the amount of compensation payable to Mr. Brouillard for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability (1)	Death	Retirement	Change in Control with Termination of Employment

Cash payment	$–	$921,250	$1,097,916	$–	$–	$1,283,426
Health and welfare benefits (2)	–	40,997	105,598	–	–	44,724
401(k) Plan matching contribution and ESOP benefit	–	45,732	–	–	–	–
Executive Supplemental Retirement Plan benefit	–	2,440,436	1,662,370	1,662,370	2,362,242	2,746,791
Income attributable to accelerated value of stock options	–	34,457	34,457	34,457	–	34,457
Split-dollar benefit	–	–	–	2,206,000	–	–
Supplemental executive retirement plan benefit	55,538	55,538	55,538	55,538	55,538	55,538
Total payment	$55,538	$3,538,410	$2,955,879	$3,958,365	$2,417,780	$4,164,936	(3)

___________________

See footnotes on next page

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(1)	Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(2)	Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.
(3)	Mr. Brouillard’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed 2.99 times the average of his five preceding taxable years’ annual compensation (280G Limit). In the event a change in control had occurred on December 31, 2011, the amount shown would have been reduced by $459,000 to reflect Mr. Brouillard’s 280G limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Hull for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability (1)	Death	Retirement	Change in Control with Termination of Employment

Cash payment	$–	$620,125	$494,000	$–	$–	$792,389
Health and welfare benefits (2)	–	40,997	193,804	–	–	44,724
401(k) Plan matching contribution and ESOP benefit	–	40,232	–	–	–	–
Executive Supplemental Retirement Plan benefit	–	1,510,271	1,137,366	385,689	1,279,715	1,729,358
Income attributable accelerated value of stock options	–	18,354	18,354	18,354	–	18,354
Split-dollar benefit	–	–	–	1,617,000	–	–
Total payment	$–	$2,229,979	$1,843,524	$2,021,043	$1,279,715	$2,584,825	(3)

_____________________

(1)	Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(2)	Reflects the value of coverage under Savings Institute’s life insurance programs for a period of 36 months.
(3)	Mr. Hull’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed 2.99 times the average of his five preceding taxable years’ annual compensation (280G Limit). In the event a change in control had occurred on December 31, 2011, the amount shown would have been reduced by $510,000 to reflect Mr. Brouillard’s 280G limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Weston for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash payment	$–	$–	$–	$–	$308,793
Health and welfare benefits (1)	–	–	–	–	29,816
Income attributable to accelerated value of stock options	–	14,979	14,979	–	14,979
Income recognized upon vesting of restricted stock	–	19,700	19,700	–	19,700
Total payment	$–	$34,679	$34,679	$–	$373,288

_____________________

(1)	The value of coverage under Savings Institute’s life insurance programs for a period of 24 months.

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The following table provides the amount of compensation payable to Mr. Moran for each of the situations listed below.

	Termination For Cause	Termination Without Cause or for Good Reason	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash payment	$–	$–	$–	$–	$–	$373,083
Executive supplemental retirement plan benefit	–	864,736	774,027	206,052	864,736	882,382
Income attributable to accelerated value of stock options	–	–	17,229	17,229	–	17,229
Split-dollar benefit	–	–	–	1,081,000	–	–
Total payment	$–	$864,736	$791,256	$1,304,281	$864,736	$1,272,694

The following table provides the amount of compensation payable to Ms. Gervais for each of the situations listed below.

	Termination For Cause	Termination Without Cause or for Good Reason	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash payment	$–	$–	$–	$–	$–	$332,703
Health and welfare benefits(1)	–	–	–	–	–	21,992
Executive supplemental retirement plan benefit	–	1,033,448	720,239	305,694	1,033,448	1,148,276
Income attributable to accelerated value of stock options	–	–	17,229	17,229	–	17,229
Split-dollar benefit	–	–	–	975,000	–	–
Total payment	$–	$1,033,448	$737,468	$1,297,923	$1,033,448	$1,520,200

_____________________

(1)	The value of coverage under Savings Institute’s life insurance programs for a period of 24 months.

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Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and stockholders who own greater than 10% of our common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors complied with applicable reporting requirements for transactions in SI Financial common stock during 2011, except for one late report filed by Mr. Weston regarding tax withholding in connection with the vesting of stock awards.

Policies and Procedures for Approval of Related Persons Transactions

SI Financial maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of SI Financial, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	SI Financial is, will or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of SI Financial if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of SI Financial if the Board or an authorized committee of the Board approved such compensation; and

•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of SI Financial business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to SI Financial’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Risk Committee. In determining whether to approve or ratify a related person transaction, the Audit and Risk Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to SI Financial as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

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•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to SI Financial that are available from unaffiliated third parties.

A member of the Audit and Risk Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Savings Institute to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. All outstanding loans made by Savings Institute to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Savings Institute, and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Savings Institute’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to SI Financial’s Code of Ethics and Business Conduct, all executive officers and directors of SI Financial must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of SI Financial. Such potential conflicts of interest include, but are not limited to, the following: (1) SI Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or in competition with SI Financial.

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Submission of Business Proposals

and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than November 30, 2012. If next year’s annual meeting is held on a date more than 30 calendar days from May 9, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit and Risk Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Phoenix Advisory Partners, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay a fee of $6,000, including expenses, for these services. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since March 30, 2012, the proxy materials for the 2012 Annual Meeting (which includes the 2011 Annual Report to Stockholders) have been available at the following web site: www.cfpproxy.com/6954. On this website, the Company also posts the Company’s 2011 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Any stockholder who wishes to receive a printed copy of proxy materials and the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

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A copy of the Company’s Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 14, 2012 upon written request to Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

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Appendix A

PROPOSED

SI FINANCIAL GROUP, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of SI Financial Group, Inc. (the “Company”) by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and effort the successful conduct of the Company’s operation largely depends. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless the context clearly requires a different meaning. The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(2)	Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities; or

A-1

(3)	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means SI Financial Group, Inc., or any successor corporation.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable. Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor, or performance of services in an emeritus, advisory or consulting capacity; provided, however, that for purposes of an Incentive Stock Option, such service shall only include service as an employee or an approved absence while serving as an employee.

“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, “Disability” shall mean “Permanent and Total Disability” as defined in Section 22(e)(3) of the Code.

A-2

“Effective Date” has the meaning assigned to such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Non-Statutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Statutory Stock Option.

“Parent or Subsidiary” means a “parent corporation” or “subsidiary corporation” as such terms are defined in Sections 424(e) and (f) of the Code.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means this SI Financial Group, Inc. 2012 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

A-3

“Stock” means the common stock of the Company, par value $0.01, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1    EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2    TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1    COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the full Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) or “outside directors” (within the meaning of Section 162(m) of the Code and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who, at the time of consideration for such Award, (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2   ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, consistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, by the Company’s or an Affiliate’s independent certified public accountants, by Company counsel or by any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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4.3   AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation; provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further, that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

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4.4    AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, consistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES. Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 706,712.

5.2    SHARE COUNTING. Any Shares subject to an Award that is forfeited, expires, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or non-issuance, again become available for Awards under this Plan and correspondingly increase the number of Shares available for grant and issuance under the Plan. The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a Option issued under this Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan.

5.3    STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 10), the maximum number of Shares that may be delivered pursuant to Awards under the Plan is 706,712, of which the maximum number of Shares that may be delivered pursuant to Award of Restricted Stock under the Plan is 201,918 and the maximum number that may be delivered pursuant to Option exercises is 504,794.

ARTICLE 6

ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7

STOCK OPTIONS

7.1    GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value per Share as of the Grant Date.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

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(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten (10) years from the Grant Date.

7.2    INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)	Lapse of Option. Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Statutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three (3) months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One (1) year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One (1) year after the Participant’s death if the Participant dies while employed or during the three-month period described in paragraph (3), or during the one-year period described in paragraph (4), but before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s Beneficiary, determined in accordance with Section 9.4 of the Plan.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 (or any higher value as may be permitted under Section 422 of the Code).

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(c)	Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least one hundred and ten percent (110%) of the Fair Market Value per Share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

(d)	Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

(g)	Limitations of Option Grants for Section 162(m) of the Code. The Committee may not grant more than 126,198 Options to any individual in any single calendar year.

ARTICLE 8

RESTRICTED STOCK

8.1    GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2    ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3    FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in connection with a Change in Control or in the event of terminations resulting from death or Disability, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4    DELIVERY OF RESTRICTED STOCK. Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the SI Financial Group, Inc. 2012 Equity Incentive Plan and in the Award Agreement entered into between the registered owner of such shares and SI Financial Group, Inc. or its Affiliates. A copy of the Plan and the Award Agreement is on file in the office of the Corporate Secretary of SI Financial Group, Inc.”

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Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and the Award Agreement. Each certificate issued pursuant to this Section 8.4, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

8.5    VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6    DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7    PERFORMANCE AWARDS. Subject to the limitations of this Plan, the Committee may, in its discretion, grant performance awards to eligible individuals upon such terms and conditions and at such times as the Committee shall determine. Performance awards may be in the form of performance shares. An award of a performance share is a grant of a right to receive shares of stock that is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of a share of stock.

Subject to the terms of this Plan and the requirements of Section 409A of the Code, the Committee has the authority to determine the nature, length and starting date of the period during which a Participant may earn a performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Performance awards granted under the Plan may be based on one or more of the following business criteria: tangible book value and changes to tangible book value, basic earnings per common share, basic cash earnings per common share, diluted earnings per common share, diluted cash earnings per common share, net income, cash earnings, net interest income, noninterest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, loan production volume, nonperforming loans, cash flow, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

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No later than ninety (90) days following the commencement of a performance period (or such other time as may be required by Section 162(m) of the Code), the Committee shall, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts that may be earned for such performance period, and (iii) specify the relationship between the performance goals and targets and the amounts to be earned by each Participant for the performance period.

ARTICLE 9

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1    STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

9.2    TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from its Grant Date (or, if Section 7.2(c) applies, five (5) years from its Grant Date).

9.3    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be an option described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4    BENEFICIARIES. Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5    STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

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9.6    ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Non-Statutory Stock Options.

9.7    TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion and in accordance with the terms of the Plan, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three (3) months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Statutory Stock Options.

ARTICLE 10

CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1    CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of Shares which may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2    ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)	Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause (as determined by the Committee) within twelve (12) months of the Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

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(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

10.3    ALTERNATIVE AWARDS. Notwithstanding Section 10.2 of the Plan, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided, however, that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)	Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

11.1    AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of Eligible Participants, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) comply with the listing or other requirements of an Exchange, or (iii) satisfy any other tax, securities or other applicable laws, policies or regulations.

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11.2    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value per Share as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value per Share as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12

GENERAL PROVISIONS

12.1    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not Eligible Participants are similarly situated).

12.2    NO STOCKHOLDER RIGHTS. Except as otherwise provided in this Plan or in an Award Agreement, no Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3    WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares such number of Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

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12.4    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, in any Award Agreement or in any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or in any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

12.6    RELATIONSHIP TO OTHER BENEFITS. No payment under the plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the company or any affiliate unless expressly provided otherwise in such other plan.

12.7    EXPENSES. The expenses of administering the plan shall be borne by the Company and its affiliates.

12.8    TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

12.11    GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

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(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.12    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of Connecticut.

12.13    ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14    INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

12.15    NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16    SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

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please MarK votes revoCable proxy x as in tHis exaMple si FinanCial GroUp, inC. With- For All For hold Except 1. The election as directors of all nominees listed (unless the “For ANNUAL MEETING OF STOCKHOLDERS All Except” box is marked and the instructions below are May 9, 2012 9:00 a.m., Local Time complied with). Donna M. Evan and Henry P. Hinckley THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All The undersigned hereby appoints the official proxy committee of SI Financial Except” and write that nominee’s name in the space provided below. Group, Inc. (the “Company”), consisting of Mark D. Alliod and Michael R. Garvey, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the For Against Abstain undersigned is entitled to vote only at the annual meeting of stockholders to be held 2. The ratification of the appointment of Wolf & Company, P.C. as on May 9, 2012 at 9:00 a.m., local time, at the Savings Institute Bank and Trust the independent registered public accounting firm of SI Financial Company Training Center, 579 North Windham Road, North Windham, Connecticut, Group, Inc. for the fiscal year ending December 31, 2012. and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows: For Against Abstain 3. The approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan. For Against Abstain 4. The approval of a non-binding resolution to approve the compensation of the named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of proposals 1, 2, 3 and 4. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the Please be sure to date and sign Date present time, the Board of Directors knows of no other business to be presented at the this proxy card in the box below. annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting. Sign above Co-holder (if any) sign above The above signed acknowledges receipt from the Company of a Notice of Annual Meeting When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to should give full title as such. If the signer is a corporation, please sign full corporate name by Stockholders. duly authorized officer. Detach above card, sign, date and mail in postage paid envelope provided. si FinanCial GroUp, inC. please complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope. If your aDDreSS haS ChangeD, PleaSe CorreCt the aDDreSS In the SPaCe ProvIDeD below anD return thIS PortIon wIth the Proxy In the enveloPe ProvIDeD. proxy Materials are available on-line at: http://www.cfpproxy.com/6954 6954

Dear Participant: As a participant in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”) and/or the Savings Institute Bank and Trust Company Employee Stock Ownership Plan, as amended and restated (the “ESOP”), I am forwarding you the enclosed green and/or blue voting instruction cards to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee” for the SI Financial Group, Inc. Stock Fund in the 401(k) Plan and for the ESOP) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 9, 2012. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders. As a holder of SI Financial Group, Inc.’s common stock through the 401(k) Plan and/or ESOP, you are entitled to direct the Trustee how to vote the shares of common stock credited to your account(s) as of March 14, 2012, the record date for the Annual Meeting. If the Trustee does not receive your voting instructions by April 30, 2012, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions from other 401(k) Plan participants and/or ESOP participants, subject to its fiduciary duties. Please complete, sign and return the enclosed green and/or blue voting instruction cards in the postage-paid envelope provided. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company. If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive. Sincerely, Rheo A. Brouillard President and Chief Executive Officer

PLEASE MARK VOTES VOTING INSTRUCTION CARD X AS IN THIS EXAMPLE SI FINANCIAL GROUP, INC. With- For All For hold Except 1. The election as directors of all nominees listed (unless the “For SAVINGS INSTITUTE BANK AND TRUST COMPANY All Except” box is marked and the instructions below are PROFIT SHARING AND 401(k) SAVINGS PLAN (“401(k) PLAN”) 4 complied with). ANNUAL MEETING OF STOCKHOLDERS 0 Donna M. Evan and Henry P. Hinckley May 9, 2012, 9:00 a.m., Local Time INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All 1 Except” and write that nominee’s name in the space provided below. YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF (k) OF THE BOARD OF DIRECTORS For Against Abstain I hereby direct First Bankers Trust Services, Inc. (as trustee for the SI Financial Group, 2. The ratification of the appointment of Wolf & Company, P.C. as Inc. Stock Fund in the 401(k) Plan) to vote all shares of SI Financial Group, Inc. the independent registered public accounting firm of SI Financial common stock credited to my 401(k) Plan account at the SI Financial Group, Inc. Group, Inc. for the fiscal year ending December 31, 2012. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as follows: For Against Abstain 3. The approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan. For Against Abstain 4. The approval of a non-binding resolution to approve the compensation of the named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. I acknowledge receipt of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please be sure to date and sign this Date Voting Instruction Card in the box below. SIGNATURE OF 401(k) PLAN PARTICIPANT Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. Please complete, date, sign and return this Voting Instruction Card in the enclosed postage-paid envelope by April 30, 2012. 7490

PLEASE MARK VOTES VOTING INSTRUCTION CARD X AS IN THIS EXAMPLE SI FINANCIAL GROUP, INC. With- For All For hold Except 1. The election as directors of all nominees listed (unless the “For SAVINGS INSTITUTE BANK AND TRUST COMPANY All Except” box is marked and the instructions below are EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) complied with). E Donna M. Evan and Henry P. Hinckley ANNUAL MEETING OF STOCKHOLDERS S INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All MAY 9, 2012, 9:00 A.M., LOCAL TIME Except” and write that nominee’s name in the space provided below. YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF O THE BOARD OF DIRECTORS P For Against Abstain I hereby direct First Bankers Trust Services, Inc. (as ESOP Trustee) to 2. The ratification of the appointment of Wolf & Company, P.C. as vote all shares of SI Financial Group, Inc. common stock allocated to my the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2012. ESOP account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as follows: For Against Abstain 3. The approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan. For Against Abstain 4. The approval of a non-binding resolution to approve the compensation of the named executive officers. Any such matters as may properly come before the meeting, or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. I acknowledge receipt of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please be sure to sign and date this Date Voting Instruction Card in the box below. Participant sign above Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. Please complete, date, sign and return this Voting Instruction Card in the enclosed postage-paid envelope by April 30, 2012. 7491

Dear Stock Award Recipient:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the enclosed yellow vote authorization form to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 9, 2012. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted stock awarded to you under the SI Financial Group, Inc. 2005 Equity Incentive Plan (the “Equity Incentive Plan”) that are unvested as of March 14, 2012, the record date for the Annual Meeting. The Trustee will vote the shares of the Company’s common stock held in trust under the Equity Incentive Plan in accordance with instructions it receives by April 30, 2012. If the Trustee does not receive your voting instructions by that date, the Trustee will vote your shares as directed by the Company.

Please complete, sign and return the enclosed yellow vote authorization form in the postage-paid envelope provided. Your vote will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc. is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2005 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 9, 2012.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Donna M. Evan and Henry P. Hinckley

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	The approval of a non-binding resolution to approve the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

PROPOSALS 1, 2, 3 AND 4.

First Bankers Trust Services, Inc. is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than April 30, 2012.